FOR IMMEDIATE RELEASE

CONTACTS:                        JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236   jrakes@nbbank.com
DAVID K. SKEENS, TREASURER & CFO
(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES ANNOUNCES
SEMI-ANNUAL DIVIDEND

BLACKSBURG, VA, November 10, 2010:  National Bankshares, Inc. (NASDAQ Capital Market:  NKSH) announced today that its Board of Directors approved a semi-annual cash dividend of $0.47, payable on December 1, 2010 to stockholders of record on November 19, 2010.  Total dividends for 2010 are $0.91 per share, an increase of 8.3% over stockholder dividends paid in 2009.

James G. Rakes, Chairman, President & CEO of National Bankshares, Inc. said, “We are fortunate to have been able to maintain a high level of earnings, despite the economic downturn.  The Company traditionally shares its higher earnings with stockholders in the form of higher dividends, and we are pleased be able to do so again this year.”

National Bankshares, Inc. is a financial holding company that is the parent of the 119 year-old National Bank of Blacksburg, which does business as National Bank from 25 offices in Southwest Virginia.  The Company has a second non-bank subsidiary that serves the same markets as National Bankshares Investment Services and National Bankshares Insurance Services.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH”.  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060
P.O. Box 90002 / Blacksburg, Virginia 24062-9002
540 951-6300 / 800 552-4123
www.nationalbankshares.com